As filed with the Securities and Exchange Commission on May 18, 2010.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARRIAGE SERVICES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	76-0423828 (I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300,
Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

CARRIAGE SERVICES, INC.
AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Terry E. Sanford
Chief Financial Officer
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Name and address of agent for service)
(713) 332-8400
(Telephone number, including area code, of agent for service)
Copies to:
Bryce D. Linsenmayer
Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
(713) 547-2007
(713) 236-5540 (facsimile)

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Offering Price Per	Aggregate Offering	Amount of
be Registered	Registered(1)(3)	Share(2)	Price	Registration Fee
Common Stock, par value $0.01 per share	1,500,000	$4.91	$7,365,000	$525.12

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the Carriage Services, Inc. Amended and Restated 2006 Long-Term Incentive Plan (the “Amended and Restated Plan”) described herein..

(2)	The registration fee has been calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the common stock of Carriage Services, Inc. on May 14, 2010, as reported on the New York Stock Exchange.

(3)	This Registration Statement registers an additional 1,500,000 shares issuable under the Amended and Restated Plan. We have previously registered 1,350,000 shares issuable under the Amended and Restated Plan under Registration No. 333-136313.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Carriage Services, Inc. Amended and Restated 2006 Long-Term Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed by us with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 5, 2010;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 7, 2010;

(c)	Current Reports on Form 8-K filed February 18, 2010 and May 6, 2010, in each case other than information furnished and not filed with the Commission; and

(d)	The description of our common stock contained in the registration statement on Form 8-A filed with the Commission on April 28, 1998, as amended by Form 8-A/A filed on December 4, 2002, including any additional amendments that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.
          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.
          Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.

Item 6. Indemnification of Directors and Officers.
          Carriage Services, Inc. (the “Company”), a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the “DGCL”), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company is required by Section 145 to indemnify any person against reasonable expenses (including attorneys’ fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.
          Article 10 of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) provides that the Company shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under Article 10 of the Charter is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 1996).

4.2	Certificate of Amendment dated May 7, 1997 (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1997).

4.3	Certificate of Amendment dated May 7, 2002 (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2002).

4.4	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (Registration No.333-05545) filed on June 7, 1996).

4.5	Amendments to the By-laws of the Company effective December 18, 2000 (incorporated by reference to Exhibit 3.8 of the Company’s Annual Report on Form 10-K for its year ended December 31, 2000).

4.6	Amendments to the By-laws of the Company effective May 20, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed May 28, 2008).

5.1	Opinion of Haynes and Boone, LLP, counsel for the Company.

23.1	Consent of KPMG LLP.

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1	Carriage Services, Inc. Amended and Restated 2006 Long-Term Incentive Plan (incorporated by reference to Appendix A of our Definitive Proxy Statement on Schedule 14A filed on April 13, 2010).
Item 9. Undertakings.
(a) We hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of May, 2010.

CARRIAGE SERVICES, INC.
By:	/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

SIGNATURE and POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 18th day of May, 2010.

Signature	Title

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Vincent D. Foster Vincent D. Foster	Director

/s/ Ronald A. Erickson Ronald A. Erickson	Director

/s/ L. William Heiligbrodt L. William Heiligbrodt	Director

/s/ Richard W. Scott Richard W. Scott	Director

EXHIBIT INDEX

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 1996).

4.2	Certificate of Amendment dated May 7, 1997 (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1997).

4.3	Certificate of Amendment dated May 7, 2002 (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2002).

4.4	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (Registration No.333-05545) filed on June 7, 1996).

4.5	Amendments to the By-laws of the Company effective December 18, 2000 (incorporated by reference to Exhibit 3.8 of the Company’s Annual Report on Form 10-K for its year ended December 31, 2000).

4.6	Amendments to the By-laws of the Company effective May 20, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed May 28, 2008).

5.1	Opinion of Haynes and Boone, LLP, counsel for the Company.

23.1	Consent of KPMG LLP.

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1	Carriage Services, Inc. Amended and Restated 2006 Long-Term Incentive Plan (incorporated by reference to Appendix A of our Definitive Proxy Statement on Schedule 14A filed on April 13, 2010).